Exhibit 10.30

THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, THE SHARES THAT MAY BE PURCHASED HEREUNDER WILL BE ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER, OR OTHERWISE VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

NORTHSTAR REALTY FINANCE CORP.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: June 30, 2010	Certificate No. W-4

THIS IS TO CERTIFY that WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its permitted transferees, successors and assigns, the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from NORTHSTAR REALTY FINANCE CORP., a Maryland corporation (the “Company”), at the price of $7.60 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on the earlier of June 30, 2020 or such time as the Aggregate Net Profit has exceeded $45,000,000.00 (the “Expiration Date”), 2,000,000 shares of fully paid and non-assessable common stock, par value $0.01 per share (“Common Stock”), of the Company (as such number may be adjusted as provided herein).  The 2,000,000 shares of Common Stock which may be purchased pursuant to this Warrant are referred to herein as the “Aggregate Number”.  This common stock purchase warrant (this “Warrant”) is issued under and in connection with that certain letter agreement, dated as of June 30, 2010 (as amended, modified, restated, replaced, waived, substituted or otherwise supplemented from time to time, the “Discounted Payoff Letter Agreement”), by Wells Fargo Bank, National Association and Wells Fargo Bank, N.A., London Branch, as acknowledged and agreed by NRFC WA Holdings, LLC,  NRFC WA Holdings II , LLC, NRFC WA Holdings VII, LLC, NRFC WA Holdings X, LLC, NRFC WA Holdings XII, LLC, Northstar Realty Finance Corp., Northstar Realty Finance L.P., NRFC Sub-Reit Corp., NRF-Reindeer Ltd. and NRFC Luxembourg Holdings I S.à r.l.

The Aggregate Number and Exercise Price set forth above shall also be adjusted under certain conditions specified in Section 5 of this Warrant, including, but not limited to, a Stock Dividend, Stock Subdivision or Stock Combination.  Capitalized terms used herein shall have the meanings ascribed to such terms in Section 12 hereof unless otherwise defined herein.

SECTION 1.         The Warrant; Transfer and Exchange.

(a)           The Warrant.  This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive following the execution and delivery of the Termination and the Reindeer Termination (in each case, as defined in the Discounted Payoff Letter Agreement) and, as more fully set forth in Sections 1(b) and 7 hereof, subject to the terms of this Warrant, may be transferred at any time by the Holder to any other Person who meets the requirements set forth herein.

(b)           Transfer and Exchanges.  The Company shall initially record this Warrant on a register to be maintained by the Company and, subject to Section 7 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof.  Upon any such transfer, a new warrant shall be issued to the transferee and the surrendered warrant shall be canceled.  This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender of the warrant and payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with such exchange.

SECTION 2.         Exercise.

(a)           Right to Exercise.  At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company’s Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the “Notice of Exercise”), duly executed, and payment of the Exercise Price per share for each share purchased, as specified in the Notice of Exercise.  The aggregate Exercise Price (the “Aggregate Exercise Price”) to be paid for the shares to be purchased (the “Exercise Amount”) shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price.  If the Expiration Date is not a Business Day, and this Warrant has not otherwise expired pursuant to the terms hereof, then this Warrant may be exercised on the next succeeding Business Day.

(b)           Payment of the Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 2(c), or a combination thereof.  In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to Section 2(c), the direction by the Holder to make a “Cashless Exercise” shall serve as accompanying payment for that portion of the Exercise Price.

(c)           Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a “Cashless Exercise,” in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Notice of Exercise by an amount equal to (i) the Aggregate Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share.

(d)           Issuance of Shares of Common Stock.  Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered.  Within three (3) Business Days after such surrender of this Warrant, delivery of the Notice of Exercise and payment of the Aggregate Exercise Price as aforesaid, the Company shall issue and cause to be delivered to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

(e)           Fractional Shares.  The Company may, but shall not be required to, deliver fractions of shares of Common Stock upon exercise of this Warrant.  If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of this Warrant.

(f)            Partial Exercise.  In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof which has not expired.

(g)           No Rights as Stockholders.  Except as provided herein, the Holder shall have no right as a holder of Common Stock of the Company solely as a result of being the registered or beneficial owner of this Warrant.  The Holder shall have no right to vote, consent or otherwise participate with respect to matters submitted to a vote of the stockholders of the Company solely as a result of being the registered or beneficial owner of this Warrant.

SECTION 3.         Payment of Taxes.  The Company shall pay all stamp taxes attributable to the initial issuance of shares of Common Stock issuable upon the exercise of this Warrant or issuable pursuant to Section 5 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares of Common Stock in a name other than that of the registered Holder of this Warrant surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not due and owing.

SECTION 4.         Replacement Warrant.  In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of and in substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity by the Holder reasonably satisfactory to the Company and the Holder; provided, that if the Holder is a financial institution, its own indemnity agreement shall be satisfactory and no third party indemnity shall be required.

SECTION 5.         Adjustments to the Aggregate Number and the Exercise Price.

Under certain conditions, the Aggregate Number and the Exercise Price are subject to adjustment as set forth in this Section 5.

(a)           Adjustments.  The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

(i)            Stock Dividends; Subdivisions and Combinations.  In case at any time or from time to time the Company shall:

(A)          issue to the holders of its shares of Common Stock a dividend payable in, or other distribution of, shares of Common Stock (a “Stock Dividend”);

(B)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”); or

(C)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”);

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination, and the Exercise Price shall be proportionately adjusted.  In the event the Company shall declare or pay, without consideration, any dividend on the shares of Common Stock payable in any right to acquire shares of Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire shares of Common Stock.

(ii)           Aggregate Net Profit Cap.  If, upon the exercise of this Warrant by the Holder, the Aggregate Net Profit would exceed $45,000,000.00, then the Aggregate Number shall be decreased such that the Aggregate Net Profit after giving effect to such exercise would equal $45,000,000.00.  Any such adjustment pursuant to this Section 5(a)(ii) shall be calculated as of the date of exercise and shall only be made in connection with the exercise or partial exercise of this Warrant.  No such adjustment pursuant to this Section 5(a)(ii) shall cause the Aggregate Net Profit after giving effect to the exercise of the Warrant to be less than $45,000,000.00.

(b)           Notices.

(i)            Notice of Proposed Actions.  In case the Company shall propose (A) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, rights to acquire Convertible Securities or capital stock or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (B) to effect any reclassification of its Common Stock, (C) to effect any recapitalization, Stock Dividend, Stock Subdivision, Stock Combination or any other capital reorganization, (D) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (E) to effect the liquidation, dissolution or winding up of the Company, (F) to initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing or (G) to effect any action which would require an adjustment under this Section 5, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the proposed date on which a record is to be taken for the purposes of such Stock Dividend, distribution or rights, or the proposed date on which such reclassification, Stock Subdivision, Stock Combination, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution, winding up or other transaction is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the proposed date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect, if any, of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) above at least twenty (20) calendar days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least twenty (20) calendar days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

(ii)           Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within ten (10) Business Days after the event requiring the adjustment) prepare and deliver to the Holder a certificate signed by the chief financial officer or chief accounting officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The certificate shall set forth, the new Aggregate Number.

(c)           When Adjustment Not Required.  If the Company shall take a record of the holders of its Common Stock for any purpose requiring an adjustment pursuant to Section 5(a) hereunder, but shall, thereafter and before the consummation of the event requiring such adjustment legally abandon its plan, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)           Certain Limitations.  Notwithstanding anything herein to the contrary, no adjustment to the Exercise Price hereunder shall be made, to the extent it would cause the Exercise Price to be less than the par value of the Common Stock, if any.

(e)           Tax Adjustments.  The Company may make such reductions in the Exercise Price or increase the Aggregate Number, in addition to those adjustments required by Section 5(a) hereof, as it in its sole discretion shall determine to be advisable in order that any adjustment hereunder shall not be taxable to such holders; provided, however, any adjustments which could have an adverse effect on the Holder shall require the consent of the Holder.

SECTION 6.         No Dilution or Impairment.  The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including, without limitation, the adjustments required under Section 5 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be reasonably necessary or appropriate to protect the rights of the Holder against dilution or other impairment.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

SECTION 7.         Transfers of this Warrant.

(a)           Generally.  Subject to the restrictions set forth in this Section 7, the Holder may at any time and from time to time freely transfer, to any Person (i) this Warrant; provided, however, that this Warrant is not divisible and may only be transferred or assigned in connection with a transfer or assignment of the rights and obligations under the Assignment Agreement, in compliance with terms and conditions contained therein, and (ii) the Warrant Shares, in whole or in part.  This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act and, nothing herein contained shall be deemed to require the Company to so register this Warrant or the Warrant Shares.  This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment purposes and not with a view to or for sale in connection with any distribution thereof.

(b)           Compliance with Securities Laws.  The Holder agrees that this Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and other applicable Securities Laws or pursuant to an available exemption from the registration requirements of the Securities Act and such other applicable Securities Laws.  The Holder of this Warrant by its acceptance hereof, acknowledges that the Company has no obligation or current intention to register the transfer of any Warrants or Common Stock issuable upon the exercise thereof under Section 5 of the Securities Act.  In the event that the Holder proposes to transfer this Warrant or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at its expense, that the Holder deliver an opinion of counsel reasonably acceptable to the Company that the proposed transfer does not violate the Securities Act or other applicable Securities Laws.

(c)           Restrictive Securities Legend.  (i)  The certificate representing the Warrant Shares shall bear the restrictive legends set forth below:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS BECOME EFFECTIVE UNDER SAID ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER THE SECURITIES LAWS OF ANY STATE, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF ANY STATE.

(ii)           Certificates representing the Warrant Shares shall not contain any legend: (1) if the Warrant Shares are sold pursuant to an effective registration statement covering the resale of the Warrant Shares under the Securities Act, or (2) following any sale of the Warrant Shares pursuant to Rule 144 (other than sales to an Affiliate of Holder), or (3) if all of such Warrant Shares are then eligible for sale under Rule 144(b)(1)(i) due to the Holder owning the Warrant Shares for at least one year or Rule 144(b)(1)(ii), or (4) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  If the Company shall have received from the Holder an opinion of counsel satisfactory to the Company to the effect that a legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) in order to ensure compliance with the Securities Act pursuant to clauses (2), (3) or (4) above, then any certificates representing the Warrant Shares shall be issued free of all legends.  The Company agrees that at such time as such legend is no longer required under this Section 7(c)(ii) following receipt by the Company from the Holder of the opinion of counsel referred to in the prior sentence, it will, no later than three (3) Business Days following the delivery by the Holder to the Company’s transfer agent of a certificate representing the Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder a certificate representing such Warrant Shares that is free from all restrictive and other legends.  Unless required by law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 7.  Notwithstanding the foregoing, the Company may include the legend required under Article VII of the Company’s Charter on any certificate representing the Warrant Shares.

SECTION 8.         Representations and Warranties.

The Company hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and consummate the transactions contemplated by this Warrant; (ii) it is duly authorized to, and has been authorized by all necessary corporate action to execute, deliver and carry out its obligations under this Warrant; (iii) the execution and delivery of this Warrant, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company; (iv) this Warrant and all of the outstanding Warrant Shares, when issued and paid for upon exercise of this Warrant in accordance with the terms hereof, will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered to the Holder in compliance with applicable Securities Laws; (v) the offer and sale of this Warrant and the Warrant Shares to be issued to the Holder upon exercise of this Warrant in accordance with the terms hereof, are not required to be registered pursuant to Section 5 of the Securities Act or any other Securities Laws; (vi) neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of this Warrant (or the Warrant Shares to be issued upon exercise of this Warrant) so as to bring the issuance of this Warrant within the registration provisions of the Securities Act or any other Securities Laws; and (vii) all prior offerings and sales of securities of the Company were in compliance with all applicable federal and state securities laws.

SECTION 9.         Covenants.

The Company hereby covenants to the Holder that so long as Holder holds any Warrant Securities:

(a)           Limitation on Certain Restrictions.  Without the prior written consent of the Required Holders, the Company will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company to perform and comply with its obligations under this Warrant.

(b)           Regulatory Requirements and Restrictions.  In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of capital stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall use its commercially reasonable efforts to take such action as the Holder and the Company shall jointly agree in good faith to be necessary to permit the Holder to comply with such Regulatory Requirement.  The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Holder.

(c)           Reservation of Shares.  The Company shall at all times reserve and keep available out of  the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon exercise of this Warrant.

(d)           Affirmative Actions to Permit Exercise and Realization of Benefits.  If any Warrant Shares reserved or to be reserved for the purpose of the exercise of this Warrant require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act).

(e)           Validly Issued Shares.  All shares of Common Stock that may be issued upon exercise of this Warrant, assuming full payment of the Aggregate Exercise Price (including those issued pursuant to Section 5 hereof) shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and non-assessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than security interests, encumbrances and claims created by actions of the Holder or to which the Holder is subject prior to the issuance of this Warrant and other transfer restrictions described herein).

(f)            Furnishing of Information; Compliance with Rule 144.  The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  So long as the Warrant Shares are not registered under an effective registration statement, upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  As long as the Holder owns any of the Warrant Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144 such information as is required for the Holder to sell the Warrant Shares under Rule 144.  So long as the Warrant Shares are not registered under an effective registration statement, the Company further covenants that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell such Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(g)           Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of this Warrant in a manner that would require the registration under the Securities Act of the sale of the Warrant to the Holder.

(h)           Listing of the Warrant Shares.  The Company shall: (i) take all commercially reasonable steps necessary upon the issuance of the Warrant Shares to cause the Warrant Shares to be approved for listing on the Principal Market, (ii) provide to the Holder evidence of such listing, and (iii) use commercially reasonable efforts to maintain the listing of the Warrant Shares on such Principal Market or another Principal Market.

(i)            Costs and Expenses.  The Company agrees to pay upon demand (including, without limitation, reasonable attorneys’ fees and expenses) (a) all reasonable out-of-pocket costs and expenses of the Holder in connection with the preparation, negotiation, execution and delivery of, this Warrant and any amendment, modification or waiver hereof or consent with respect hereto, and (b) all reasonable out of pocket costs and expenses of the Holder in connection with the delivery of any and all opinions required by Section 7 hereof.

(j)            Redemption.  Notwithstanding any other provision of this Warrant, the Holder may elect by giving the Company written notice thereof, at any time during the six-month period following the Commencement Date, to sell to the Company this Warrant, the Warrant Shares or any portion thereof and the Company shall be required to purchase such Warrant Securities or a portion thereof in accordance with the terms hereof.  The Holder shall give notice of exercise of the option to put the Warrant Securities to the Company by overnight delivery service or by electronic communication (including facsimile, e-mail and internet or intranet websites).  Notwithstanding the provisions contained in Section 17 hereof, all notices sent pursuant to this Section 9(j) shall be deemed to have been given when sent (the “Put Exercise Date”), and shall be delivered to the Company at its Principal Office not less than 5 Business Days prior to the date set forth in the notice as the date fixed for redemption (the “Put Redemption Date”).  All redemption notices shall set forth the Put Redemption Date and the Warrant Securities to be redeemed.  The purchase price of the Warrant Securities or any part thereof to be redeemed by the Company hereunder shall be calculated as of the Put Exercise Date and shall be equal to the product of (A) the Fair Market Value Per Share multiplied by (B) the number of Warrant Securities to be redeemed; provided, that, if this Warrant is to be redeemed, the purchase price shall be less the Aggregate Exercise Price.

SECTION 10.  No Effect Upon Lending Relationship.   Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Holder or any of its Affiliates in its capacity as a lender to the Company pursuant to any agreement under which the Company has borrowed money from the Holder.  Without limiting the generality of the foregoing, the Holder, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

SECTION 11.  Events of Non-Compliance and Remedies.

(a)           Events of Non-Compliance.  If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within twenty (20) calendar days from the earlier to occur of (i) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (ii) the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b)           Remedies.  On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under any Requirement of Law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 12.  Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.  Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Discounted Payoff Letter Agreement.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

“Aggregate Exercise Price” has the meaning set forth in Section 2(a).

“Aggregate Net Profit” shall mean the aggregate profit of the Holder and all of Holder’s predecessors-in-interests, before taxation and expenses, attributable to the (i) exercise or partial exercise of this Warrant (which shall, in each case, be equal to the difference between (a) the Fair Market Value Per Share multiplied by the Aggregate Number and (b) the Aggregate Exercise Price); provided, that, for purposes of calculating the “Aggregate Net Profit” upon any exercise of this Warrant, the Aggregate Number of Warrant Shares issued in connection therewith shall be deemed to have been sold for their Fair Market Value Per Share on the date of exercise, and (ii) the aggregate amount of principal payments received thereby in connection with the Principal Interest, from the date hereof through and including such date of calculation.

“Aggregate Number” has the meaning set forth in the Preamble.

“Assignment Agreement” shall mean that certain Termination, Release and Assignment Agreement, dated as of June 30, 2010, by and among NRF-Reindeer Ltd., NRFC Sub-Reit Corp., Northstar Realty Finance Corp., NRFC Luxembourg Holdings I S.à r.l. and Wells Fargo Bank, N.A., London Branch.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in North Carolina or New York are authorized or required by Requirement of Law to close.

“Charter” means the Charter of the Company, as the same may be amended or supplemented from time to time.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” includes the Common Stock of the Company, par value $0.01 per share, as described in the Charter.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Discounted Payoff Letter Agreement” has the meaning set forth in the Preamble.

“Event of Non-Compliance” has the meaning set forth in Section 11(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” means the value, on a particular date, of a share of Common Stock determined as follows:

(i)            If the Common Stock is listed or admitted to trading on such date on the Principal Market, the average of the last bid and ask prices on such date as those prices are reported on the New York Stock Exchange or other such national securities exchange or automated dealer quotation system, or if the Common Stock is not listed or authorized for trading on the New York Stock Exchange or any comparable system, the average of the closing bid and asked prices on such date as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose; or

(ii)           If the Common Stock is not publicly traded, (a) the fair market value of the Outstanding Common Stock based upon an arm’s length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of capital stock or lack of marketability with respect to capital stock divided by (b) the aggregate number of shares of Outstanding Common Stock.  The Fair Market Value Per Share shall be determined pursuant to this clause (ii) by the disinterested members of the Board of Directors of the Company in good faith within ten (10) Business Days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder.  Such determination shall be binding on the Holder unless the Holder objects thereto in writing within ten (10) Business Days of receipt.  In the event the Holder objects to the determination of “Fair Market Value Per Share” by the board of directors of the Company (such objection to be made within ten (10) Business Days of the Holder’s receipt of written notice of such determination), then the Fair Market Value Per Share shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid by the Company.  Any selection of a disinterested appraiser shall be made in good faith within five (5) Business Days after the Holder provides written notice to the Company of its objection to the determination of

Fair Market Value Per Share and any determination of Fair Market Value Per Share by a disinterested appraiser shall be made within ten (10) Business Days of the date of selection.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Holder” has the meaning set forth in the Preamble.

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Outstanding Common Stock” of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of this Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities (but excluding any unvested options and securities not then exercisable for or convertible into Common Stock).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Principal Interest” shall have the meaning ascribed to such term in the Assignment Agreement.

“Principal Market” initially means the New York Stock Exchange LLC and any successor exchange thereto and shall also include the NASDAQ Global Select Market, the NASDAQ Global Market, NASDAQ Capital Market, NYSE AMEX Equities or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“Principal Office” means the Company’s principal office as set forth in Section 17 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Put Exercise Date” has the meaning set forth in Section 9(j).

“Put Redemption Date” has the meaning set forth in Section 9(j).

“Regulatory Requirement” has the meaning set forth in Section 9(b).

“Required Holders” means the holders of at least 51.0% of the Warrant Shares then outstanding.

“Requirement of Law” shall mean, as to any Person, (a) the authority documents of such Person, and (b) all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Securities Act” shall mean the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

“Securities Laws” shall mean the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Stock Combination” has the meaning set forth in Section 5(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 5(a)(i)(A).

“Stock Subdivision” has the meaning set forth in Section 5(a)(i)(B).

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms.

SECTION 13.  Survival of Provisions.  Notwithstanding the full exercise by the Holder of its rights to purchase Common Stock hereunder, (a) the provisions of Sections 9(f), 9(g) and (j) of this Warrant shall survive such exercise and the Expiration Date until such time as the Holder no longer holds any Warrant Shares and (b) the provisions of Section 24 of this Warrant shall survive such exercise and the Expiration Date until such time as the Assignment Agreement is terminated or otherwise expires pursuant to its terms.

SECTION 14.  Delays, Omissions and Indulgences.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by Requirement of Law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 15.  Rights of Transferees.  Subject to Section 7, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 16.  Section Headings.  The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 17.  Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

if to the Company:

c/o NorthStar Realty Finance Corp.

399 Park Avenue, 18th floor

New York, New York  10022

Attention:	Andy Richardson
Al Tylis, Esq.
Daniel R. Gilbert
Facsimile No.:	(212) 547–2700
Telephone Nos.:	(212) 547–2650
(212) 547–2641
(212) 547–2680
Emails:	richardson@nrfc.com
tylis@nrfc.com
gilbert@nrfc.com

with a copy to:

Haynes & Boone, LLP

1221 Avenue of the Americas

26th Floor

New York, New York 10020

Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 884-8207
Telephone No.:	(212) 659-4997
Email:	robert.grados@haynesboone.com

if to the Holder:

Wells Fargo Bank, National Association

Mailcode NC0166

301 South College Street

Charlotte, North Carolina  28202

Attention:	Lee Goins
Facsimile No.:	(704) 715-0666
Telephone No.:	(704) 715-7655

Email:	lee.goins@wachovia.com

with a copy to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, North Carolina  28202

Attention:	Kenneth P. Kerr, Esq.
Facsimile No.:	(704) 378–2097
Telephone No.:	(704) 331–1145
Email:	kenkerr@mvalaw.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in said paragraph (b).

(b)           Notices and other communications to the Holder hereunder may be delivered or furnished by electronic communication (including facsimile, e-mail and internet or intranet websites) pursuant to procedures approved by the Holder.  The Holder or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Holder otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 18.  Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 19.  Amendments.  Neither this Warrant nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company.

SECTION 20.  Severability.  Any provision of this Warrant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 21.  Governing Law.  This Warrant shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 22.  Entire Agreement.  This Warrant, the Discounted Payoff Letter Agreement, the Assignment Agreement, the Principal Guaranty (as defined in the Assignment Agreement), the Control Agreement (as defined in the Assignment Agreement) and the Termination (as defined in the Discounted Payoff Letter Agreement) are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 23.  Rules of Construction.  Unless the context otherwise requires “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 24.  Post-Exercise Cap.   Notwithstanding anything to the contrary set forth in this Warrant, if after giving effect to the exercise of this Warrant (or at any time thereafter), the Aggregate Net Profit shall be equal to $45,000,000.00, then the Holder hereby agrees that neither the Holder nor any of its successors-in-interests shall be entitled to receive additional principal payments in connection with the Principal Interest.

[Remainder of Page Intentionally Omitted.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by a duly authorized officer or director as of the date first written above.

NORTHSTAR REALTY FINANCE CORP., a Maryland corporation

By:	/s/ Daniel R. Gilbert
	Name:	Daniel R. Gilbert
	Title:	Executive Vice President &
Chief Investment Officer

EXHIBIT A

NOTICE OF EXERCISE

To:

1.             The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to             shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.             The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

☐   Exercise for Cash

☐   Cashless Exercise

3.             Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.             The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.             If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)